SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K/A


Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 1, 2001


                                ITEX CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Nevada                     0-18275               93-0922994
 --------------------------------   -----------------     ------------------
 (State or other jurisdiction of    (Commission File       (I.R.S. Employer
        incorporation or                  No.)             Identification No.
          organization)


                                3400 Cottage Way
                          Sacramento, California 95825
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                                 (916) 679-1111
                           ---------------------------
                           (Issuer's telephone number)

                                 Not Applicable
 ------------------------------------------------------------------------------
(Former name, former address, and former fiscal year, if changed since last report)

ITEM 2 - ACQUISITION OF ASSETS

     As previously reported on ITEX Corporation's ("Company's") Form 8-K for the event dated March 1, 2001, the Company, pursuant to an Asset Purchase Agreement (the "Canadian Purchase Agreement"), acquired substantially all of the assets of Ubarter.com Canada, a wholly owned subsidiary of Network Commerce, Inc. In addition to the assets, the Company assumed certain operating liabilities. The acquired assets include a customer list of more than 7,000 trade and barter exchange members, inventories throughout Canada, and furnishings of the branch office. The Company has offered employment to the four former employees of Ubarter.com and intends to add additional sales and trade brokering staff in Toronto. The Toronto office will continue operations as a branch of ITEX Corporation in connection with its retail trade and barter exchange business.

     The assets were acquired in exchange for cash and a promissory note secured against those assets. The essential terms of the transaction include payment by the Company of $250,000 (US) at the closing and delivery of a promissory note for $500,000 (US), payable in monthly installments of $41,667 (US); the assumption of certain liabilities and obligations in connection with the branch office, including the lease of that facility, located at 5955 Airport Road, Suite 224, Mississauga, Ontario, Canada; and the assumption, using the Company's trade dollars, of the seller's trade deficit of approximately $4,500,000. The seller further agreed to indemnify the Company in the event of any non-disclosed and non-assumed liabilities.

Acquisition of Assets in Seattle

     On June 1, 2001, as reported on the Company's Form 8-K filed June 15, 2001, the Company, pursuant to an Asset Purchase Agreement (the "Seattle Purchase Agreement"), acquired substantially all of the assets of Ubarter.com USA, a wholly owned subsidiary of Network Commerce, Inc. These assets include a customer base exceeding 8,000 registered trade and barter exchange members and the physical assets of the online trading system. The Company plans to manage the client base from their existing Seattle, WA location and host the online trading system from their corporate offices in Sacramento, CA.

     The assets were acquired for a cash payment of $300,000 (US) made at the time of closing. The transaction did not involve any exchange of shares of ITEX trade dollars. The essential terms of the transaction include payment by the Company at the closing. The seller further agreed to indemnify the Company in the event of any non-disclosed and non-assumed liabilities.

     The Company is amending its report on Form 8-K previously filed on June 15, 2001, to include the audited financial statements for Ubarter.com, Inc. and pro forma financial information for the consolidated acquisitions.

Forward Looking Statements

     This Current Report on Form 8-K/A contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the operations of the Company to be materially different from those expressed or implied in such statements. These factors include, but are not limited to the continuing development of successful marketing strategies for the Company's concepts; the effect of international, national and regional economic conditions; the ability of the Company to satisfy its debt obligations; the availability of adequate working capital; competitive barter exchanges and; changes in legislation; demographic changes, the ability to attract and retain qualified personnel; changes in business strategy or development plans; business disruptions; changes in the demand for goods and services offered by members of its trade exchange. These risk factors and others are discussed in the periodic reports and filings of the Company with the Securities and Exchange Commission, including but not limited to its Form 10-K's and Form 10-Q's. All statements other than statements of historical fact included in this Current Report, including without limitations, Company's business strategy, plans and objectives, are forward-looking statements.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

     The following financial statements of the business acquired are filed herewith:

          (1) Consolidated financial statements of Ubarter.com as of March 31, 2000 and for the years ended March 31, 2000 and 1999 (audited)


          (2) Statements of operations and retained earnings and cashflow of Ubarter.com Canada for the year ended February 28, 1999 (audited)

          (3) Consolidated statement of operations and cash flows for the nine months ended December 31, 2000 and 1999. (unaudited)

     (b)  Pro Forma Financial Information.

     The following pro forma financial statements of the registrant are filed herewith:

          (1)  Unaudited   Pro   Forma   Consolidated    Financial    Statements
               introduction

          (2) Unaudited Pro Forma Consolidated Statement of Operations for the year ended July 31, 2000.

          (3) Unaudited Pro Forma Consolidated Balance sheet for the six months ended January 31, 2001.

          (4) Unaudited Pro Forma Consolidated Statement of Operations for the six months ended January 31, 2001.

     (c)  Exhibits

              Exhibit
              Number      Exhibit Description
              --------    ------------------------------------
                10.1      Copy of the Asset Purchase Agreement
                          (incorporated by reference to
                          Form 8-K filed on June 15, 2001)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 14, 2001                          ITEX, Corporation


                                       By: /s/  COLLINS CHRISTENSEN
                                                ----------------------------
                                                Collins Christensen,
                                                Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Ubarter.com, Inc.
Seattle, Washington

We have audited the consolidated balance sheet of Ubarter.com Inc. and subsidiary as of March 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended March 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ubarter.com, Inc. and subsidiary as of March 31, 2000, and the results of their operations and their cash flows for the years ended March 31, 2000 and 1999, in accordance with accounting principles generally accepted in the United States of America.

As discussed in Note 12, the Company was acquired on June 1, 2000 pursuant to an agreement and plan of merger.


                                        /s/ Ehrhardt Keefe Steiner & Hottman PC

August 3, 2001
Denver, Colorado

                                UBARTER.COM, INC.

                           Consolidated Balance Sheet
                                 March 31, 2000



                                                             Assets
Current assets
   Cash and cash equivalents                                                $   697,320
   Accounts receivable, net of allowance of $236,874                            267,637
   Prepaid expenses                                                             273,127
                                                                            ------------
         Total current assets                                                 1,238,084
                                                                            ------------
Equipment and leaseholds, net                                                   483,314
                                                                            ------------

Other assets
   Goodwill, net of amortization of $571,894                                    504,018
   Software development costs                                                   201,019
   Other assets                                                                  20,924
                                                                            ------------
         Total other assets                                                     725,961
                                                                            ------------
                                                                            $ 2,447,359
                                                                            ============

                              Liabilities and Stockholders' Deficit

Current liabilities
   Accounts payable                                                         $   307,602
   Accrued liabilities                                                          225,188
   Unearned revenue                                                              55,222
   Current portion of long-term obligations                                   2,373,160
                                                                            ------------
     Total current liabilities                                                2,961,172
                                                                            ------------
Long-term obligations                                                           951,154
                                                                            ------------
Commitments

Stockholders' deficit
   Preferred stock $.001 par value; 10,000,000 authorized, none issued or
    outstanding                                                                      --
   Common stock $.001 par value; 25,000,000 authorized; 6,077,833 issued          6,078
   Treasury stock, 980 common shares                                             (1,170)
   Additional paid-in capital                                                 3,533,433
   Accumulated foreign currency translation adjustment                           10,801
   Accumulated deficit                                                       (5,014,109)
                                                                            ------------
         Total stockholders' deficit                                         (1,464,967)
                                                                            ------------
                                                                            $ 2,447,359
                                                                            ============


See notes to consolidated financial statements

                               UBARTER.COM, INC.

                      Consolidated Statements of Operations


                                                                     For the Year Ended March 31,
                                                                 ---------------------------------------
                                                                      2000                       1999
                                                                 ------------               -------------
                                                                                             (restated)
Revenue
   Trade exchange revenue                                        $ 1,851,930                $   318,902

Costs and operating expenses
   Software development costs                                        524,348                    131,725
   General and administrative                                      4,162,598                  1,069,950
   Depreciation and amortization                                     660,814                     52,313
                                                                 ------------               -------------
                                                                   5,347,760                  1,253,988
                                                                 ------------               -------------
Loss from operations                                              (3,495,830)                  (935,086)
                                                                 ------------               -------------
Other income (expense)
   Interest expense, net                                            (406,030)                   (32,387)
                                                                 ------------               -------------

Loss before income taxes                                          (3,901,860)                  (967,473)
                                                                 ------------               -------------
Income taxes                                                              --                         --
                                                                 ------------               -------------
Net loss                                                         $(3,901,860)               $  (967,473)
                                                                 ============               =============
Average common and equivalent shares outstanding
   Basic                                                           6,027,578                  5,251,583
                                                                 ============               =============
   Diluted                                                         6,027,578                  5,251,583
                                                                 ============               =============
Net loss per common share
   Basic                                                         $     (0.65)               $     (0.18)
                                                                 ============               =============
   Diluted                                                       $     (0.65)               $     (0.18)
                                                                 ============               =============

See notes to consolidated financial statements.

                               UBARTER.COM, INC.

                 Consolidated Statement of Stockholders' Equity
                       Years Ended March 31, 2000 and 1999


                                                                           Accumulated
                                                                            Foreign
                                                    Additional             Currency
                                   Common Stock      Paid-in   Subscribed Translation  Accumulated     Treasury Stock
                                  Shares    Amount   Capital      Stock    Adjustment    Deficit     Shares    Amount      Total
                               ---------- -------- ------------ --------- ----------- -------------  ------- ---------  ------------

Balance - March 31, 1998        3,832,900 $ 3,833  $   540,700  $ 37,500  $     --   $  (144,776)       --   $     --   $   437,257

Issuance of subscribed stock      100,000     100       37,400   (37,500)       --            --        --         --            --

Exercise of " B " warrants        563,500     563      277,937        --        --            --        --         --       278,500

Exercise of " C " and " D "
 warrants                         480,000     480      228,320        --        --            --        --         --       228,800

Issuance of stock                 800,000     800      999,200        --        --            --        --         --     1,000,000

Issuance of stock in
 connection with acquisition      150,000     150      374,850        --        --            --        --         --       375,000

Stock options granted                  --      --      190,900        --        --            --        --         --       190,900

Treasury stock acquired                --      --           --        --        --            --    10,980    (13,000)      (13,000)

Net loss                               --      --           --        --        --      (967,473)       --         --      (967,473)
                               ---------- -------- ------------ --------- ----------- -------------  ------- ---------  ------------

Balance - March 31, 1999        5,926,400   5,926    2,649,307        --        --    (1,112,249)   10,980    (13,000)    1,529,984

Common stock options granted
 for services                          --      --       75,000        --        --            --        --         --        75,000

Issuance of stock in
 connection with acquisition       20,000      20       79,980        --        --            --        --         --        80,000

Common stock warrants issued in
  conjunction with debt                --      --      451,651        --        --            --        --         --       451,651

Common stock issued for services   33,333      34      116,667        --        --            --        --         --       116,701

Treasury shares issued for
 services                              --      --       16,270        --        --            --   (10,000)    11,830        28,100

Exercise of "E" warrants and
 employee options                  98,100      98      144,558        --        --            --        --         --       144,656

Foreign currency translation
 adjustment                            --      --           --        --    10,801            --        --         --        10,801

Net loss                               --      --           --        --        --    (3,901,860)       --         --    (3,901,860)

                               ---------- -------- ------------ --------- ----------- -------------  ------- ---------  ------------
Balance - March 31, 2000        6,077,833 $ 6,078  $ 3,533,433  $     --  $ 10,801   $(5,014,109)      980   $ (1,170)  $(1,464,967)
                               ========== ======== ============ ========= =========== =============  ======= =========  ============


See notes to consolidated financial statements.

                                UBARTER.COM, INC.

                      Consolidated Statements of Cash Flows

                                                                                            For the Year Ended March 31,
                                                                                      -----------------------------------
                                                                                            2000                 1999
                                                                                      ----------------      -------------
Cash flows from operating activities
   Net loss                                                                           $   (3,901,860)       $  (967,473)
   Adjustments to reconcile net loss to net cash provided by operating activities
     Depreciation and amortization                                                           660,814             52,313
     Non-cash charges related to stock and option issuances                                  454,382            190,900
     Change in operating assets and liabilities
     Accounts receivable                                                                      38,084              8,270
     Prepaid expenses                                                                       (135,004)           (11,025)
     Other assets                                                                              5,235             12,057
     Accounts payable and other liabilities                                                  331,656              6,281
                                                                                      ----------------      -------------
                                                                                           1,355,167            258,796
                                                                                      ----------------      -------------
       Total cash used in operating activities                                            (2,546,693)          (708,677)
                                                                                      ----------------      -------------

Cash from investing activities
   Purchase of capital assets                                                               (416,208)           (84,836)
   Net cash paid in connection with acquisitions                                            (181,400)          (627,279)
                                                                                      ----------------      -------------
     Total cash used in investing activities                                                (597,608)          (712,115)
                                                                                      ----------------      -------------

Cash from financing activities
   Proceeds from issuance of common stock and options exercised                              144,656          1,507,300
   Proceeds from notes payable                                                             3,438,389                  -
   Payments on long term debt                                                               (196,903)           (13,854)
   Purchase of treasury shares                                                                    -             (13,000)
                                                                                      ----------------      -------------
     Total cash provided by financing activities                                           3,386,142          1,480,446
                                                                                      ----------------      -------------

Net change in cash and cash equivalents                                                      241,841             59,654
Effect of exchange rate on cash                                                               10,802                 -
                                                                                      ----------------      -------------
                                                                                             252,643             59,654
Cash - beginning of period                                                                   444,677            385,023
                                                                                      ----------------      -------------
Cash - end of period                                                                  $      697,320        $   444,677
                                                                                      ================      =============

                                                                                            2000                 1999
                                                                                      ----------------      -------------
Supplemental cash flow information
   Cash paid during the year for
     Interest                                                                         $       83,914        $    32,387
     Income taxes                                                                     $        1,665        $         -




Non-cash investing and financing activities:

During fiscal year 2000, the Company acquired the remaining 50% interest in Barter Business Exchange, Inc.- Windsor for common stock valued at $80,000. Additionally, the Company issued common stock valued at $116,701 to a consultant in exchange for future services, which are included in prepaid expenses at March 31, 2000.

(Continued on following page)


See notes to consolidated financial statements.

                                UBARTER.COM, INC.

                      Consolidated Statements of Cash Flows


(Continued from following page)


During fiscal year 1999, in connection with the acquisition of Barter Business Exchange, Inc., the Company acquired the following assets and liabilities:

       Assets Acquired

       Cash                                                 $     36,021
       Accounts receivable                                       281,144
       Fixed assets                                              274,930
       Other                                                      19,138
                                                            ------------
                                                                 611,233
       Liabilities Assumed

       Accounts payable and accrued expenses                     111,094
       Deferred revenue                                          111,541
       Long term debt                                             98,610
                                                            ------------
                                                                 321,245

       Net assets acquired                                       289,988
       Purchase price                                          1,104,500
                                                            ------------
               Goodwill                                     $    814,512
                                                            ============

See notes to consolidated financial statements.

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements


Note 1 - Description of Business and Organization

Ubarter.com Inc., formerly International Barter Corp., was incorporated on September 18, 1996, in the State of Nevada. Ubarter.com Inc. ("the Company") operates a trade exchange offering bartering services for retail, professional, media and corporate clients. Operations are primarily transacted in the State of Washington. Operations of the Company's subsidiary, Barter Business Exchange Inc., are primarily transacted in the Canadian provinces of Ontario and British Columbia. The Company acts as a third-party record-keeper between members of the exchange. The Company charges monthly membership fees, as well as commission on transactions.

Note 2 - Summary of Significant Accounting Policies

For the financial reporting purposes, the Company previously recognized revenues, expenses, assets and liabilities for all transactions in which the Company either received or spent trade dollars using the ratio of one US dollar per trade dollar.

The Company has changed its previous accounting policies and procedures to apply Accounting Principles Board ("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions", by recording nonmonetary transactions based on a measure of fair value of the goods or services involved, rather than based on a U.S. dollar amount that is equal to the number of trade dollars that are exchanged. The Company has also revised its application of revenue recognition principles in determining when a trade dollar transaction involving the Company would be recorded. The Company's revised accounting policies are described below. This change in recognition of revenues, expenses, assets and liabilities resulted in the following effect on operating results for the year ended March 31, 1999:

     Net Loss, as originally reported        $(798,000)
                                            ==========

     Net loss as restated                    $(967,473)
                                            ==========
Revenue Recognition

The Company recognizes cash membership and transaction fees and commissions on transactions as the related services are performed. In addition to receiving cash fees, the Company also receives trade dollars from members of the Exchange in connection with its services in operating the Exchange. The Company does not record revenue at the time of earning these trade credits as there is not persuasive evidence that the value of the services provided by the Company exceeds the amount of monetary consideration received. The Company records its barter transactions based on a measure of fair value of the goods or services involved. Initiation and annual renewal fees are nonrefundable, and are deferred and included in income ratably over a twelve-month period.

Foreign Currency Translation

Financial statements of the Company's Canadian subsidiary, BBE, are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities. The functional currency of BBE is the local currency, the Canadian dollar. Translation adjustments, if necessary, are recorded as a separate component of Stockholders' Equity.

Software Development Costs

The Company's accounting policy is to capitalize eligible computer software development costs upon the establishment of technological feasibility, which the Company has defined as completion of a working model. For the year ended March 31, 2000, the Company capitalized approximately $200,000 of software development costs. Upon completion of the related software the costs will be amortized over the expected future life of three years.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Note 2 - Summary of Significant Accounting Policies (continued)

Equipment and Leaseholds

Equipment and leaseholds are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, generally five to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives or the term of the lease.

Goodwill

Goodwill, resulting from the acquisition of BBE, was estimated by management to be primarily associated with the acquired workforce, infrastructure and technological expertise. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified professionals, goodwill is amortized on a straight-line basis over the estimated life of the benefit of 24 months.

Income Taxes

The Company is treated as a C Corporation for income taxes purposes. Income taxes are computed using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires a valuation allowance against deferred tax assets, if based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

Basic and Diluted Income (Loss) per Share

Basic net income (loss) per share is computed using the weighted average number of shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted average number of common shares and common

                               UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements


equivalent shares outstanding during the period. Common equivalent shares consist of shares issuable upon the exercise of stock options and stock warrants and are anti-dilutive for all periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements


Note 2 - Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consists primarily of cash and accounts receivable. Cash is deposited with high credit, quality financial institutions. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in the Pacific Northwest and the Canadian provinces of Ontario and British Columbia. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses; historically, such losses have been within management's expectations.

Fair Value of Financial Instruments

The Company's financial instruments, including cash, accounts receivable, accounts payable, notes payable and long-term obligations are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Advertising

The Company recognizes advertising expenses in accordance with Statement of Position 93-7, "Reporting on Advertising Costs". As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used. Advertising expenses amounted to $29,611 and $69,619 for the years ended March 31, 2000 and 1999, respectively.

Stock-Based Employee Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion (APB) No.25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No.123, "Accounting for Stock-Based Compensation". Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets in accordance with "SFAS" No.121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of". SFAS No.121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements


Note 2 - Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In July 2001, the FASB issued SFAS Nos. 141 and 142 "Business Combinations" and "Goodwill and other Intangible Assets". Statement 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under the guidance of Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test. Statement 142 is effective for financial statement dates beginning after January 1, 2001. Early adoption is not permitted. The Company does not expect either statement to have a material impact on its consolidated financial statements.

Note 3 - Acquisitions

Acquisition of Barter Business Exchange, Inc.

On March 2, 1999, the Company entered into a stock purchase agreement to acquire all of the outstanding capital stock of Barter Business Exchange, Inc. (BBE), a privately-held Canadian corporation, which presently operates a trade exchange in the Canadian Provinces of Ontario and British Columbia. The total purchase price of approximately $1,274,800 is comprised of cash in the amount of $663,300; a promissory note in the principal amount of $66,200; the issuance of 150,000 shares of Ubarter.com common stock which had a value of $375,000 based on the fair market value of the Company's common stock on the acquisition date. In addition, the purchase agreement provided for contingent consideration. The terms of the note payable provide for additional payments of up to $500,000 dependent upon attainment of certain operating results. Total contingent consideration paid during fiscal year 2000 as a result of this provision was $170,300.

The purchase has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition. The excess purchase price over the estimated fair value of the assets acquired and liabilities assumed has been allocated to goodwill. The Company estimated the economic useful life of the goodwill to be two years.

Acquisition of Barter Business Exchange, Inc. - Windsor

The Company previously owned 50% of the common stock of Barter Business Exchange
- Windsor (a subsidiary of Barter Business Exchange, Inc.). In June 1999, the Company acquired the remaining 50% ownership for approximately $11,100 in cash and 20,000 shares of common stock valued at $4.00 per share on the date of purchase. The purchase has been accounted for under the purchase method of accounting. The excess purchase price over the estimated fair value of the assets acquired and liabilities assumed has been allocated to goodwill. The Company estimated the economic useful life to be two years.

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements


Note 3 - Acquisition (continued)

Presentation

The consolidated financial statement combines the Company balance sheet as of March 31, 2000 with the balance sheet of BBE as of February 29, 2000. Due to the differing year-ends, the results of operations of BBE for the fiscal year from March 1, 1999(the date of acquisition) through February 29, 2000 will be consolidated with the Company's results of operations for the fiscal year ended March 31, 2000. For the fiscal year ended March 31, 1999 the consolidated statement of operations presents the results of operations of the Company and excludes the results of operations of BBE. For the purposes of consolidation, the difference in fiscal year ends is not significant.

Unaudited Pro Forma Disclosures of Significant Acquisition

The following unaudited pro forma consolidated results of operations give effect to the acquisition of BBE as if it had occurred as of the beginning of the period.


                                                                                             Year Ended
                                                                                           March 31, 1999
                                                                                          -----------------

  Revenue                                                                                 $      1,603,031
  Net loss                                                                                $      1,583,777
  Net loss per share - basic                                                              $         (0.28)
  Net loss per share - diluted                                                            $         (0.28)
  Shares used in per share calculation - basic and diluted                                       5,401,583

Note 4- Equipment and Leaseholds

At March 31, 2000, equipment and leaseholds consisted of the following

  Computer equipment                                                                      $          308,316
  Equipment                                                                                          154,663
  Furniture and fixtures                                                                             203,378
  Leasehold improvements                                                                              59,738
  Automobile                                                                                          25,588
                                                                                          -------------------
                                                                                                     751,683
  Less: accumulated depreciation                                                                    (268,369)
                                                                                          -------------------
                                                                                          $          483,314
                                                                                          ===================

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements

Note 5 - Long-Term Debt

Line of Credit

The Company has a $67,000 revolving note payable with a Canadian bank. The note payable is subject to annual renewal. Borrowings on the line of credit are secured by cash and cash equivalents on deposit with the bank. There were no borrowings outstanding as of March 31, 2000.

Notes Payable

In August 1999, funds totaling $1,000,000 were loaned to the Company. The Note was payable on September 1, 2002, with interest accruing at the rate of 5.5% per annum on the unpaid principal amount per the terms of the agreement. If the Company closed a financing or financings in the aggregate amount of at least $2,500,000 through public or private sale of its debt or equity securities on or before June 1, 2000, the Company was to repay any unpaid principal and interest within 5 business days of such closing. If, on June 1, 2000, there remained unpaid principal on the Note, the Payee had the option exercisable at any time thereafter, but not later than September 1, 2002, to convert such unpaid principal into 1,333,333 shares of common stock at the rate of $.75 per share. After June 1, 2000, the holder of the note could exercise the conversion option any time prior to the maturity date of the note. The Company also issued 183,333 warrants to purchase common shares at $2.00 per share. Accordingly, the Company has allocated $451,700 of the proceeds to the warrants and is amortizing this amount of interest expense from the period of issuance to June 1, 2000. The effective rate of the note payable is 20.5%. As of March 31, 2000, $1,000,000 was outstanding under the terms of this agreement, net of the unamortized discount of $100,369. The note was paid in full in conjunction with the acquisition of the Company by Network Commerce, Inc. in June 2000.

In December 1999, the Company issued a $2,000,000 8.5% convertible promissory note to Network Commerce, Inc. which matured on June 22, 2000. Upon the occurrence of certain events, the note was automatically convertible into common stock of the Company. The note could be converted at $2.15 per share or $3.58 per share, depending upon the event causing the conversion. In addition, warrants to purchase up to 1,200,000 common shares of the Company were to be issued upon conversion. The warrants would have a term of 7 years and an exercise price equal to the conversion price. As of March 31, 2000 $2,000,000 was outstanding under the terms of the agreement. The note holder acquired all of the common stock of the Company in June 2000 and both notes were forgiven in connection with the acquisition.

In February 2000, Network Commerce, Inc. advanced the Company an additional $338,389 to fund operating expenses. This advance accrued interest at 8.5% and was also forgiven in connection with the acquisition.

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements


Note 5 - Long-Term Debt (continued)

Notes Payable (continued)

Note payable to financial institution requiring monthly payments of $800 including interest at 10% per annum. The note is collateralized by real estate and is due in 2002. As of March 31, 2000, $10,212 was outstanding.

Note payable to bank requiring monthly payments of $1,400 plus interest at prime plus 2.5% (totaling 11.33% at March 31, 2000). The note matures in July 2004 is personally guaranteed by a stockholder and collateralized by equipment. As of March 31, 2000, $59,427 was outstanding under the terms of this agreement.

Capital Lease Obligation

Capital lease obligation due in monthly installments of $900 including imputed interest at 19% through December 2001. As of March 31, 2000 $16,665 of future principal payments were outstanding.

Maturities of long-term obligations for future years ending March 31 are as follows:

                                                                                  Capital
                                                          Notes                    Lease
                                                         Payable                 Obligation                    Total
                                                      ------------              ------------               ------------
                                   2001               $ 2,361,880               $    11,280                $ 2,373,160
                                   2002                    19,839                     8,443                     28,282
                                   2003                   917,025                        --                    917,025
                                   2004                     8,915                        --                      8,915
                                                      ------------              ------------               ------------

                                                        3,307,659                    19,723                  3,327,382
Less - interest portion                                        --                    (3,068)                    (3,068)
                                                      ------------              ------------               ------------
                                                        3,307,659                    16,655                  3,324,314
Less - current portion                                  2,361,880                    11,280                  2,373,160
                                                      ------------              ------------               ------------
Long term portion                                     $   945,779               $     5,375                $   951,154
                                                      ============              ============               ============

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements


Note 6 - Commitments


The Company leases office space and equipment under non-cancelable operating leasing expiring May 2003 through April 2005. Future minimum lease payments under the terms of these leases are as follows for the year ending March 31:


                 2001                     $       300,097
                 2002                             295,975
                 2003                             241,760
                 2004                             115,450
                 2005                                 306
                                          ---------------
                                          $       953,588
                                          ===============


Rent expense amounted to $132,545 and $104,000 for the years ended March 31, 2000 and 1999, respectively.


Note 7 - Related Party Transactions

In December 1999, the Company issued a $100,000 convertible promissory note, to an entity related to a vice-president of the Company, which matured March 1, 2000. The note was paid in full during fiscal year 2000.

In July and August of 1999, funds totaling approximately $166,000 were loaned to the Company by various shareholders and officers of the Company. The loans accrued interest at 12% and were paid in full in February 2000.

Note 8 - Stockholders' Equity

During fiscal 1999, the Company received cash for common stock and warrants through a private placement whereby, 800,000 units were sold at $1.25 per unit. Each unit consists of one share of common stock and one " E " warrant exercisable at $1.50 per share. During fiscal year 2000, the Company received approximately $141,000 for the exercise of approximately 94,000 " E " warrants. All remaining" E " warrants expired June 2000.

During fiscal 1999, a brokerage account was opened and funded for the sole purpose of repurchasing up to 250,000 shares of the Company's common stock in the open market. In October of 1998, 10,980 shares were repurchased for approximately $13,000 and classified as treasury stock.

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements

Note 8 - Stockholders' Equity (continued)

In connection with a private placement, which occurred in fiscal year 1997, one " A " warrant and one " B " warrant were issued with each share of common stock issued. During fiscal year 1999, the remaining outstanding " B " warrants were exercised for 563,500 shares of common stock for proceeds of $278,500.

In connection with a private placement which occurred in fiscal year 1998, one " C " warrant and one " D " warrant were issued with each share of common stock issued. During fiscal year 1999, all outstanding " C " and " D " warrants were exercised for 480,000 shares of common stock for proceeds of $228,800.

Note 9 - Stock Options

The Company adopted a Stock Option Plan (" the Plan ") effective June 1, 1998 whereby, non-qualified and incentive stock options for up to 1,155,040 shares of common stock may be granted to Directors, Officers, Employees and Consultants. Options granted under the Plan are not to have a life in excess of five years from the date of grant and vest 50% after 12 months,75% after 18 months, 100% after 24 months from the date of grant. The provisions of the Plan allow the administrators to determine the vesting period of options granted.

In June 1998, the Company granted options under the Plan to purchase 55,000 shares of common stock at an exercise price of $0.82 per share to the Company's non-employee Director and to certain consultants. The options granted to the non-employee Director vest 100% in November 1999, and the options granted to the consultants are fully vested. The options expire five years from the date of grant and were valued at $11,400, which was recognized as expense in 1999.

In October 1998, the Company granted options to purchase 630,000 shares of common stock to a consultant. The options are fully vested and expire five years from the date of grant. The exercise prices of the options range form $4.00 to $14.00 per share. The options were valued at $243,800. The Company is recognizing consulting expense related to these options granted over the consultant's contractual period of 39 months. In 2000 and 1999, the Company recognized consulting expense of $75,000 and $37,500, respectfully related to the stock options. The consulting agreement also contains an anti-dilutive provision whereby the consultant will be granted additional options from time to time so that the options will equal approximately 10.4% of common stock outstanding on a fully diluted basis.

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements

Note 9 - Stock Options (continued)

In November 1998, the Company granted options under the Plan to purchase 25,000 shares of common stock at $2.00 per share to other service providers. The options vest over one year and expire five years from the date of grant. The options were valued at $11,400, which was recognized as consulting expense during 1999.

The following table summarized the Company's stock option activity:


                                                                                        Weighted-
                                                          Number of                      Average
                                                           Shares                     Exercise Price
                                                        -------------                 --------------
Balance, April 1, 1998                                           --                   $        --
       Options granted                                    1,069,000                          7.80
       Options forfeited                                     (1,000)                         2.75
       Options exercised                                         --                            --
                                                         -------------                 --------------

Balance, March 31, 1999                                   1,068,000                          7.17
                                                         -------------                 --------------
       Options granted                                      317,500                          4.27
       Options forfeited                                    (63,500)                         2.75
       Options exercised                                     (4,500)                          .81
                                                         -------------                 --------------
Balance as of March, 2000                                 1,317,500                    $     6.62
                                                         =============                 ==============


The Company applies Accounting Principles Board Opinion No. 25 (APB No. 25) in accounting for stock options. Accordingly, no compensation cost is recognized from options issued under the Company stock option plan if the exercise price equals the fair value at the date of grant. During 1999, 40,000 options were granted to one employee that were fully vested and had an exercise price less than the fair value of the common stock on the date of grant. Using the intrinsic value method required by APB No. 25 the Company has recorded compensation expense in the amount of $112,500 in 1999.

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements


Note 9 - Stock Options (continued)


The Company follows the disclosure provision of accounting for stock options SFAS No. 123. Under SFAS No. 123, employee stock options are valued at grant date using the Black-Scholes option-pricing model and compensation cost is recognized ratably over the vesting period. Had compensation cost for the Company's stock option plan been determined based on the Black-Scholes value at the grant dates for awards as prescribed by SFAS No. 123, pro forma statement of operations would have been as follows:


                                                   Years Ended March 31,
                                             ---------------------------------
                                                  2000                1999
                                             --------------    ---------------
  Net loss
         As reported                        $    4,202,764     $      967,473
         Pro forma                          $    3,901,860     $    1,006,273
  Net loss per common share
         As reported                        $         (.65)    $         (.18)
         Pro forma                          $         (.65)    $         (.19)


The effects of applying SFAS No.123 for the pro forma disclosures are not representative of the effects expected on reported net earnings and earnings per share in future years. In addition, valuations are based on highly subjective assumptions about the future, including stock price volatility and exercise patterns.

The weighted average fair market value of an option granted during 1999 was $1.69 using the Black-Scholes option-pricing model. The following assumptions were applied in determining the pro forma compensation cost:

                                                        Years Ended March 31,
                                                       ----------------------
                                                         2000          1999
                                                       --------       -------

Interest rate                                             6.0%          6.0%
Dividend yield                                            0.0%          0.0%
Expected volatility                                       .75         122.8%
Expected useful life in years                               5             5

                                UBARTER.COM, INC.

                   Notes to Consolidated Financial Statements

Note 10 - Income Taxes

The components of the provision for income taxes are as follows:

Deferred tax assets (liabilities) consisted of the following at March 31, 2000:

Deferred tax assets

  Bad debt allowance                             $        80,000
  Stock options and warrants                             184,000
  Net operating loss carryforwards                     1,496,000
                                                 -----------------
                                                       1,760,000

Deferred tax liability

  Property and equipment                                  (3,000)
  Valuation allowance                                 (1,757,000)
                                                  ================

As of March 31, 2000, the Company has net operating loss carryforwards of approximately $4.4 million which expire in 2012 through 2015. Deferred tax assets have been reduced by a valuation allowance because of uncertainties as to future recognition of taxable income to assure realization.


Note 11 - Geographic Segment Information


                                                           As of
                                                         March 31,
                                                           2000
                                                      ---------------
Assets

    U.S. operations                                  $    1,825,330
    Canadian subsidiary                                     622,029
                                                     ----------------
                                                     $     2,447,359
                                                     ================



                                                For the Year Ended March 31,
                                               -----------------------------
                                                    2000             1999
                                               -------------- --------------

Total revenue
    U.S. operations                             $    283,396   $    318,902
    Canadian subsidiary                            1,568,534              -
                                                 ------------- --------------
                                                $  1,851,930   $    318,902
                                                ============== ==============

Note 12 - Subsequent Event

Acquisition

Effective June 1, 2000, the Company was acquired by Network Commerce, Inc. (NCI) pursuant to an agreement and plan of merger. Upon effectiveness of the merger, each outstanding share of the Company's common stock was converted into 0.366 of a share of NCI common stock.

Advances

Subsequent to March 31, 2000, through the acquisition date of June 1, 2000, the Company was advanced additional funds of approximately $5.0 million from NCI. These advances were used to fund operating expenses including significant advertising expenditures.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Ubarter.com, Inc.
Seattle, Washington

We have audited the accompanying consolidated statements of operations and retained earnings and cash flows of Ubarter.com, Inc. and Subsidiaries for the year ended February 28, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of operations and retained earnings and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Ubarter.com, Inc. and Subsidiaries for the year ended February 28, 1999, in accordance with accounting principles generally accepted in the United States of America.


                                         /s/ Ehrhardt Keefe Steiner & Hottman PC

August 3, 2001
Denver, Colorado

                                UBARTER.COM, INC.

           Consolidated Statement of Operations and Retained Earnings
                      for the Year Ended February 28, 1999



Trade exchange revenue                                      $      1,284,129

Costs and operating expenses
   General and administrative                                      1,374,963
   Depreciation and amortization                                      73,818
                                                            -----------------
                                                                   1,448,781

Loss from operations                                                (164,652)
                                                            -----------------
Other income (expense)
   Interest                                                           29,726
   Loss of disposal of assets                                        (37,322)
                                                            -----------------
                                                                      (7,596)
                                                            -----------------
Net loss                                                            (172,248)

Retained earnings, beginning of year                                 501,912

Dividends                                                            (36,802)
                                                            -----------------
Retained earnings, end of year                              $        292,862
                                                            =================

See notes to consolidated financial statements.

                                Ubarter.com, Inc.
                             Statement of Cash Flows
                          Year Ended February 28, 1999

Cash flows from operating activities

   Net loss                                                                           $   (172,248)
   Adjustments to reconcile net loss to cash from operating activities

     Depreciation and amortization                                                          73,818
     Loss on disposal of equipment                                                          37,322
     Net change in operating assets and liabilities
       Accounts receivable                                                                  20,801
       Other current assets                                                                 29,996
       Accounts payable                                                                     22,056
       Accrued liabilities                                                                  23,189
       Unearned revenue                                                                    111,187
                                                                                      -------------
                                                                                           146,121
                                                                                      =============

Cash flow from investing activities
   Purchase of equipment and leaseholds                                                   (257,682)
   Proceeds from sale of equipment                                                           8,403
                                                                                      -------------
                                                                                          (249,279)
                                                                                      -------------
Cash flow from financing activities
   Borrowing on long-term obligations                                                      109,977
   Repayment of long-term obligations                                                      (31,511)
   Dividends paid to company's stockholders                                                (36,448)
                                                                                      -------------
                                                                                            42,018
                                                                                      -------------
Net change in cash and cash equivalents                                                    (61,140)

Effect of exchange rate changes                                                              3,238
                                                                                      -------------
Cash and cash equivalents, beginning of year                                                93,923
                                                                                      -------------
Cash and cash equivalents, end of year                                                $     36,021
                                                                                      =============
Supplemental cash flow information
   Cash paid during the year for interest                                             $     29,726
                                                                                      =============
Non-cash financing activities
   Purchase of equipment through capital lease obligations                            $     26,700
                                                                                      =============


See notes to consolidated financial statements.

Note 1 - Description of Business and Organization

The Company operates as a trade exchange offering bartering services for retail, professional, media and corporate clients. Operations are primarily transacted in the Canadian provinces of Ontario and British Columbia. The Company is incorporated in the province of Ontario, Canada. The Company acts as a third-party record-keeper of clients' transactions and balances, which are denominated in Trade Dollars. A Trade Dollar is an accounting unit used to record the value of trades as determined by the buying and selling parties in barter transactions. Trade Dollars denote the right to receive goods or services available from other clients or the obligation to provide goods or services to other clients. Trade dollars may not be redeemed for cash. Trade Dollars are not legal tender, securities, or commodities. Clients pay cash and Trade Dollar fees and commissions to the Company. For these services, the Company typically receives a cash commission of ten percent on the purchases made by clients.

Subsequent to February 28, 1999, there was a change in control of the Company, as the remaining shareholder of the Company entered into an agreement to sell 100% of the outstanding shares to Ubarter.com Inc. (formerly International Barter Corporation).

Note 2 - Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary Vancouver Barter Business Exchange Inc., and its 50% owned controlling interest in the subsidiary Barter Business Exchange (Windsor) Inc. All intercompany transactions and balances have been eliminated.

Functional Currency and International Operations

The functional currency of the Company is the local currency, the Canadian dollar. The financial statements are translated to United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues, costs, and expenses. Translation gains, which are net of tax, are deferred and accumulated as a component of shareholders equity.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consists primarily of cash and accounts receivable. Cash is deposited with high credit, quality financial institutions. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in Canada. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses; historically, such losses have been within management's expectations. At February 28, 1999, no one customer accounted for 10% or more of the accounts receivable balance.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets in accordance with "SFAS" No. 121, "Accounting for the Impairment of Long-Lived Assets to be
Disposed of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted by the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

For the financial reporting purposes, the Company previously recognized revenues, expenses, assets and liabilities for all transactions in which the Company either received or spent trade dollars using the ratio of one US dollar per trade dollar.

The Company has changed its previous accounting policies and procedures to apply Accounting Principles Board ("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions", by recording nonmonetary transactions based on a measure of fair value of the goods or services involved, rather than based on a U.S. dollar amount that is equal to the number of trade dollars that are exchanged. The Company has also revised its application of revenue recognition principles in determining when a trade dollar transaction involving the Company would be recorded. The Company's revised accounting policies are described below.

Revenue Recognition

The Company recognizes revenue equal to the commission earned when the buyer has made an unconditional commitment to pay and the earnings process has been completed by the finalization of a trade transaction. Revenue is recognized for quarterly administrative fees after the fees have been earned. Initiation and annual renewal fees are nonrefundable, and are deferred and included in income over a twelve-month period.

Depreciation and Amortization

Equipment and leaseholds are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, generally five to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives or the term of the lease.

Income Taxes

The Company is treated as a C Corporation for income tax purposes. Income taxes are computed using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires a valuation allowance against deferred tax assets, if based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

Advertising

The Company recognizes advertising expenses in accordance with Statement of Position 93-7, "Reporting on Advertising Costs". As such, the Company expenses the cost of advertising as incurred. Advertising expenses amounted to $29,150 for the year ended February 28, 1999.

Comprehensive Income

In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS 130, Reporting Comprehensive Income, which was adopted by the Company is the first quarter of fiscal 1999. SFAS 130 established standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Accumulated other income consists of the cumulative translation adjustment resulting from the translation of the Company's functional currency, the Canadian dollar, to its reporting currency, the United States dollar.

In July 2001, the FASB issues SFAS Nos. 141 and 142 "Business Combinations" and Goodwill and other Intangible Assets". Statement 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under the guidance of Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test. Statement 142 is effective for financial statement dates beginning after January 1, 2001. Early adoption is not permitted. The Company does not expect either statement to have a material impact on its consolidated financial statements.

Note 3 - Commitments

The Company leases office space under non-cancelable operating leases expiring May 2003. Rent expense amounted to $81,900 for the year ended February 28, 1999. Future minimum lease payments under the leases are as follows for the years ending February 28:

  2000                    $    108,000
  2001                          91,400
  2002                          79,300
  2003                          75,500
  2004                          18,900
                          ------------
                          $    373,100
                          ============

                               Ubarter.com, Inc.

                      Consolidated Statements of Operations
                  Nine Months Ended December 31, 2000 and 1999
                                   (Unaudited)



                                                    Nine months ended December 31,
                                                  -------------       -------------
                                                      2000                 1999
                                                  -------------       -------------

Revenues                                          $ 1,256,985         $  1,427,260
Cost of revenues                                           --                   --
                                                  -------------       -------------
Gross profit                                        1,256,985            1,427,260
                                                  -------------       -------------
Operating expenses
   Selling, general and administrative              7,449,966            3,154,800
   Depreciation and amortization                      800,623              512,404
                                                  -------------       -------------
                                                    8,250,589            3,667,204
                                                  -------------       -------------
Loss from operations                               (6,993,604)          (2,239,944)
                                                  -------------       -------------
Other expense
   Interest, net                                     (208,371)            (187,211)
   Other                                                2,459                3,156
                                                  -------------       -------------
                                                     (205,912)            (184,055)
                                                  -------------       -------------
Net loss                                          $(7,199,516)        $ (2,423,999)
                                                  =============       =============

Basic and diluted loss per common share           $     (1.19)         $      (.45)
                                                  ===========          ===========

Weighted average shares outstanding                 6,027,578            5,401,583
                                                  ===========          ===========


See notes to unaudited pro forma consolidated financial statements

                               Ubarter.com, Inc.

                      Consolidated Statements Of Cash Flows
                  Nine Months Ended December 31, 2000 and 1999
                                   (Unaudited)


                                                                           Nine months ended December 31,
                                                                              2000                1999
Cash flows from operating activities
   Net loss                                                               $ (7,199,516)       $ (2,423,999)
                                                                          -------------       -------------
   Adjustments to reconcile net loss to net cash used in
      operating activities
     Depreciation and amortization                                             800,622             512,404
     Changes in operating assets and liabilities
       (Increase) decrease in accounts receivable                               79,923            (185,311)
       (Increase) decrease in prepaid expenses                                 247,786            (254,141)
       (Increase) decrease in other assets                                         421                (190)
       Increase (decrease) in accounts payable                                (260,360)             26,461
       Increase (decrease) in accrued expenses                                (105,445)            145,833
       Increase (decrease) in deferred revenue                                 (42,193)            (36,043)
                                                                          -------------       -------------
         Total adjustments                                                     720,754             209,013
                                                                          -------------       -------------
         Net cash used in operating activities                              (6,478,762)         (2,214,986)
                                                                          -------------       -------------

Cash flows from investing activities
   Purchase of fixed assets                                                   (336,307)           (405,774)
   Proceeds from sale of investment                                                 --               7,046
   Foreign currency translation adjustment                                     (32,868)             (9,681)
   Intangibles purchased                                                    (1,255,905)             (4,281)
                                                                          -------------       -------------
         Net cash used in investing activities                              (1,625,080)           (412,690)
                                                                          -------------       -------------

Cash flows from financing activities
   Proceeds from sale of common stock                                               --             884,327
   Proceeds from sale of treasury stock                                             --              11,830
   Advances from affiliated entity                                          10,814,028                  --
   (Payments) Proceeds from notes payable (net)                             (3,324,314)          3,133,493
                                                                          -------------       -------------
         Net cash provided by financing activities                           7,489,714           4,029,650
                                                                          -------------       -------------
Net increase (decrease) in cash                                               (614,128)          1,401,974

Cash, beginning                                                                697,320             444,677
                                                                          -------------       -------------
Cash, ending                                                              $     83,192        $  1,846,651
                                                                          =============       =============

Supplemental disclosure of non- cash investing and financing activity:

     During the nine months ended December 31, 2000, advances from an affiliate totaling approximately $7.4 million were forgiven in connection with the acquisition of the Company by the affiliate.


See notes to consolidated financial statements.

                  UNAUDITED PRO FORMA COMBINED STATEMENTS OF
                       OPERATIONS AND UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEET



The following unaudited pro forma combined statements of operations for the year ended July 31, 2000 and the six month period ended January 31, 2001 and the unaudited pro forma combined balance sheet as of January 31, 2001 give effect to the business combination of ITEX Corporation and Ubarter.com Canada and Ubarter.com USA (collectively "Ubarter"). The transactions between ITEX and Ubarter have been accounted for as a combination of companies under the purchase method. The unaudited pro forma statements of income have been prepared as if the proposed transaction occurred on August 1, 1999. The unaudited pro forma balance sheet has been prepared as if the proposed transaction occurred January 31, 2001. These pro forma statements are not necessarily indicative of the results of operations or the financial position as they may be in the future or as they might have been had the transactions become effective on the above mentioned date.

The unaudited pro forma combined statements of income for the year ended July 31, 2000 and the six month period ended January 31, 2001 include the results of operations of ITEX and Ubarter.

The unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheet should be read in conjunction with the separate historical financial statements and notes thereto of ITEX and Ubarter.

                                ITEX CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                JANUARY 31, 2001
                                 (in thousands)


                                                  (a)             (b)
                                                 ITEX         Ubarter.com      Combined      Adjustments       Combined
                                               ----------     ------------     ---------     ------------      ----------

Cash and cash equivalents                          261             83               344  (3)     (633)           (289)
Restricted cash                                    556              -               556                           556
Accounts receivable                              1,068            188             1,256           (88)          1,168
Note receivable                                    300              -               300                           300
Income tax refund  and  related  interest
receivable                                         530              -               530             -             530
Prepaids and other current assets                  135             25               160           (25)            135
                                               ----------     ------------     ---------     ------------      ----------
       Total current assets                      2,850            296             3,146          (746)          2,400
Property and equipment, net of
accumulated depreciation of $772 and $635        2,483            570             3,053          (433)          2,620
Software Development costs                           -            921               921          (921)              -
Goodwill and purchased member lists, net           674            451             1,125           437           1,562
Note  receivable  from sale of investment
in Samana Resort                                   350              -               350                           350
Available for sale securities                       98              -                98                            98
Other assets                                        67             21                88           (21)             67
                                               ----------     ------------     ---------     ------------      ----------
               Total assets                      6,522          2,259             8,781        (1,684)          7,097
                                               ==========     ============     =========     ============      ==========
  Liabilities and stockholders' equity
Current liabilities
  Long-term   debt  and   capital   lease
obligations, current portion                        64          3,321             3,385        (2,821)            564
  Accounts payable                                 912             47               959           (47)            912
  Accounts payable to brokers                      995              -               995                           995

  Other current liabilities                        376            133               509           (58)            451
                                               ----------     ------------     ---------     ------------      ----------
         Total current liabilities               2,347          3,501             5,848        (2,926)          2,922
Long-term  debt and capital lease
obligations                                        425              -               425                           425
                                               ----------     ------------     ---------     ------------      ----------
      Total liabilities                          2,772          3,501             6,273         (2,926)         3,347
Common  stock  subject to a put  (333,333
shares outstanding)                              1,500              -             1,500             -           1,500

Commitments and contingencies

Stockholders' equity

  Common  stock,  $.01 par value,  50,000          159              6               165            (6)            159
shares  authorized;   15,838  and  11,762
shares issued and outstanding

  Additional paid-in capital                    28,977         11,026            40,003        (11,206)        28,977

  Unrealized  gain on  marketable
    securities                                      97              -                97                            97

 Treasury  stock,  at cost (2 shares in
  2000 and 1999)                                   (10)            (1)              (11)             1            (10)

  Accumulated deficit                          (26,973)       (12,273)          (39,246)         12,273       (26,973)
                                               ----------     ------------     ---------     ------------      ----------
      Total stockholders' equity                 3,750         (1,242)            2,508           1,242         3,750
                                               ----------     ------------     ---------     ------------      ----------
      Total liabilities and
       stockholders' equity                      6,522          2,259             8,781          (1,684)        7,097
                                               ==========     ============     =========     ============      ==========


                                ITEX CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JANUARY 31, 2001
                                 (in thousands)

                                                  (1)             (3)
                                                 ITEX         Ubarter.com    Combined  Adjustments        Combined
                                               ----------     ------------   --------- -----------      ----------

Trade exchange revenue                           2,597            968          3,565                       3,565

Costs and expenses:
Costs of trade revenue                           1,369              8          1,377                       1,377

Selling, general and administrative              1,581          2,080          3,661                       3,661
  Costs  and  expenses  of   discontinued
activities                                           0              -              0                           0
  Costs and  expenses of  regulatory  and
litigation matters                                 106              -            106                         106
  Change  in  estimate  for  loss  on BXI
disposal                                             0              -              0                           0

  Depreciation and amortization                    130            497             627      (497)(6)          251
                                                                                            121 (7)
                                               ----------     ------------   --------- -----------      ----------
                                                 3,186          2,585           5,771      (376)           5,395
                                               ----------     ------------   --------- -----------      ----------
Loss from operations                              (589)        (1,617)         (2,206)     (376)          (1,830)

Other income (expense)

  Interest income on tax refunds                   (21)                           (21)                       (21)
  Other interest income (expense), net                              9               9       (16)              (7)
  Gain on sale of securities                                                        0                          0

  Miscellaneous, net                                51                             51                         51
                                               ----------     ------------   --------- -----------      ----------
Income (loss) before income taxes                 (559)        (1,608)         (2,167)     (360)          (1,807)
Income taxes (benefit) expense                     283                            283         - (8)         (283)
                                               ----------     ------------   --------- -----------      ----------
Net income (loss)                                 (842)        (1,608)         (2,450)     (360)          (2,090)
                                               ==========     ============   ========= ===========      ==========





See notes to unaudited pro forma consolidated financial statements

                                ITEX CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JULY 31, 2000
                                 (in thousands)

                                                  (2)             (4)
                                                 ITEX         Ubarter.com      Combined     Adjustments           Combined
                                               ----------     ------------     ---------    ------------         ----------



Trade exchange revenue                          13,642         1,709             15,351                            15,351

Costs and expenses:
Costs of trade revenue                           7,075            31              7,106                             7,106

Selling, general and administrative              7,211         8,889             16,100                            16,100
  Costs  and  expenses  of   discontinued
activities                                          49             -                 49                                49
  Costs and  expenses of  regulatory  and
litigation matters                                 569             -                569                               569
  Change  in  estimate  for  loss  on BXI
disposal                                          (785)            -               (785)                             (785)

  Depreciation and amortization                    496           643              1,139           (643)(6)            738
                                                                                                   242 (7)
                                               ----------     ------------     ---------    ------------         ----------
                                                14,615         9,563             24,178           (401)            23,777
                                               ----------     ------------     ---------    ------------         ----------
Loss from operations                              (973)       (7,854)            (8,827)          (401)            (8,426)

Other income (expense)

  Interest income on tax refunds                   331                              331                               331

  Other interest income (expense), net            (271)         (592)              (863)           (32)              (895)

  Gain on sale of securities                       235                              235                               235

  Miscellaneous, net                               248                              248                               248
                                               ----------     ------------     ---------    ------------         ----------
Income (loss) before income taxes                 (430)       (8,446)            (8,876)          (369)            (8,507)
Income taxes (benefit) expense                  (1,885)            -             (1,885)             - (8)          1,885

                                               ----------     ------------     ---------    ------------         ----------
Net income (loss)                                1,455        (8,446)            (6,991)          (369)            (6,622)
                                               ==========     ============     =========    ============         ==========





See notes to unaudited pro forma consolidated financial statements

           Notes to Unaudited Pro Forma Combined Financial Statements


The following adjustments are related to the business combination between Itex Corporation (ITEX), and Ubarter.com Canada and Ubarter.com USA ("Ubarter").

1. Reflects the unaudited balance sheet and results of operations of ITEX as filed on Form 10-QSB on March 19, 2001.

2. Reflects the July 31, 2000 ITEX audited statement of operations for the year ended as filed on Form 10-KSB/A on November 28, 2000.

3. Reflects the balance sheet as of December 31, 2000 and results of operations for Ubarter for the six months ended December 31, 2000, derived by removing the results of operations for the three months ended March 31, 2001 and June 30, 2000 from the results of operations for the year ended March 31, 2001.

4. Reflects the results of operations for the twelve months ended June 30, 2000 for Ubarter.

5. Records the acquisition of Ubarter for $1,125,000. To finance the acquisitions, ITEX issued a $500,000 non-interest bearing note payable to the sellers to be paid monthly over twelve months. Additionally ITEX assumed accrued liabilities of approximately $75,000 associated with costs of the transaction. The aggregate purchase price has been allocated as follows:

     Asset Category                                         Valuation
 --------------------------                             ---------------

  Accounts receivable                                   $      100,000
  Property and equipment                                       136,993
  Intangibles                                                  888,007
                                                        --------------
                                                        $    1,125,000

6.   To  eliminate   depreciation  and  amortization  which  will  not  continue following the business combinations.

7. To record depreciation and amortization on fixed assets and intangibles acquired. Fixed assets are depreciated over a five year life, and intangibles over four years.

8. No pro forma income tax adjustment is made as realization is not currently likely due to the registrants net operating losses.